EXHIBIT 23.2

            CONSENT OF REGISTERED AUDITORS AND CHARTERED ACCOUNTANTS

As registered auditors and chartered accountants, we hereby consent to the incorporation by reference of our report dated February 23, 1998, on the financial statements of The MBL Group Plc for the year ended December 31, 1997, included in NFO Worldwide, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999, into NFO Worldwide, Inc.'s previously filed Registration Statements, File Nos. 33-73516, 33-83002, 33-91936, 333-24297, 333-24299,
333-38497, 333-51929, and 333-58067.

                                                            /s/ Soteriou Banerji
                                                            --------------------
London, England,
March 24, 2000.

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